EXHIBIT 10.45


                            BLUE FISH CLOTHING, INC.

                             1998 STOCK OPTION PLAN
                             ----------------------


         The purpose of the Blue Fish Clothing, Inc. 1998 Stock Option Plan (the "Plan") is to provide designated employees (including employees who are also officers and directors) and consultants of Blue Fish Clothing, Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as the "Company") with the opportunity to receive grants of stock options. The Company desires to reward its employees and consultants equitably for their service, value and commitment to the continuing prosperity of the Company. The Company recognizes that these individuals form the arcs of a revolving circle that produces the magic of Blue Fish quality and creativity and believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

1.       ADMINISTRATION
         --------------

         The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") consisting of not less than two persons appointed by the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

         Subject to the provisions of Section 5, the Committee shall have the sole authority to (i) determine the employees and consultants to whom options shall be granted under the Plan, (ii) determine the type, size and terms of the options to be granted to each such individual, (iii) determine the time when the options will be granted and the duration of the exercise period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in the best interest of the Company and in keeping with the objectives of the Plan.

2.       GRANTS
         ------

         Incentives under the Plan shall consist of incentive stock options and nonqualified stock options (hereinafter collectively referred to as "Stock Options"). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and




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conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the employee or consultant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an employee or consultant. Grants under a particular Section of the Plan need not be uniform as among the employees or consultants.

3.       SHARES SUBJECT TO THE PLAN
         --------------------------

         (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that have been or may be issued or transferred under the Plan is 1,200,000 shares. Notwithstanding anything in the Plan to the contrary, during the term of the Plan, the maximum aggregate number of shares of Company Stock that shall be subject to options granted under the Plan to any single employee during any calendar year shall be 750,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, cancel, are forfeited, or are exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Stock Options the maximum number of shares of Company Stock for which any one employee participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Stock Options, and the price per share or the applicable market value of such Stock Options, and the other terms and conditions of the Stock Options, as the Committee may deem necessary or desirable, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause the Plan or any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.       ELIGIBILITY FOR PARTICIPATION
         -----------------------------

         All employees and consultants of the Company or a subsidiary (including employees who are officers or members of the Board) shall be eligible to participate in the Plan. The Committee shall select the employees and consultants to receive Stock


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Options (the "Optionees") and determine the number of shares of Company Stock subject to a particular Stock Option in such manner as the Committee determines.

         Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, or for other proper corporate purpose.

5.       GRANTING OF OPTIONS
         -------------------

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant.

         (b) Type of Option and Price. The Committee may grant options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that consultants shall only be eligible to receive grants of Nonqualified Stock Options.

         The purchase price of Company Stock subject to a Stock Options shall be determined by the Committee but shall be no less than 85% of the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that (I) the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Stock on the date such Stock Option is granted, (ii) a Stock Option shall not be granted to any individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant, and (iii) in no event, based upon the facts known at the time of the grant, may a purchase price be established hereunder that would result in the disallowance of the Company's expense deduction pursuant to
Section 162(m) of the Code.

         During such time that the Company Stock is listed upon an established stock exchange or other market source, as determined by the committee, "fair market value" on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported. If the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the "fair market value" of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the


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"Valuation Expert"). Such determination of "fair market value" by the Valuation
Expert shall be made after taking into account such factors as it shall deem appropriate.

         (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed nine years from the date of grant.

         (d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. Notwithstanding any determinations by the Committee, all outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein).

         (e) Manner of Exercise. An Optionee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

         (f) Termination of Employment, Disability or Death.

             (1) In the event the Optionee during the Optionee's lifetime ceases to be an employee of or consultant to the Company for any reason other than death, disability, approved retirement or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 90 days of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the Option Exercise Period (except as the Committee may otherwise provide in the Grant Letter).

             (2) In the event the Optionee ceases to be an employee of or consultant to the Company on account of a termination for cause by the Company, as determined in accordance with the personnel policies of the Company in effect before any Change of Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee or consultant (except as the committee may otherwise provide).

             (3) In the event the Optionee ceases to be an employee of or consultant to the Company on account of becoming disabled (as defined under section 22(e)(3) of the Code), all of the Optionee's outstanding Stock Options shall become immediately exercisable upon the date on which the Optionee ceases to be an employee or consultant and shall remain exercisable until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter); provided, however,


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that any Incentive Stock Option that is exercised more than one year after the date the Optionee terminates employment shall be treated as a Nonqualified Stock Option pursuant to Section 422(c)(6) of the Code.

             (4) In the event of the death of the Optionee while he or she is an employee of or consultant to the Company or within not more than 30 days of the date on which he or she ceases to be an employee or consultant for any reason other than a termination for cause by the Company (or within such other period of time as may be specified in the Grant Letter), all of the Optionee's outstanding Stock Options shall become immediately exercisable upon the date of death and may be exercised by the Optionee's personal representative at any time prior to the date of expiration of the option exercise period.

             (5) In the event the Optionee ceases to be an employee of the Company on account of retirement approved by the Company, all of the Optionee's outstanding Stock Options shall become immediately exercisable upon the date on which the Optionee ceases to be an employee and shall remain exercisable until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter); provided, however, that any Incentive Stock Option that is exercised more than 90 days after the date the Optionee terminates employment shall be treated as a Nonqualified Stock Option pursuant to Section 422(a)(2) of the Code.

         (g) Satisfaction of Option Price. The Optionee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

         (h) Rule 16b-3 Restrictions. Unless an Optionee could otherwise transfer Company Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Company Stock issued upon exercise of such option.

         (i) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that to extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any employee who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value


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of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

         (j) Optional Purchase by the Company. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

6.       TRANSFERABILITY OF OPTIONS
         --------------------------

         Only an Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title 1 of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee's will or under the applicable laws of descent and distribution.

         Notwithstanding the foregoing, the Committee may permit an employee to transfer rights under a Nonqualified Stock Option to the employee's spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which said family members are the only partners (a "Family Transfer") provided that the employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer.

7.       CHANGE IN CONTROL OF THE COMPANY
         --------------------------------

         As used herein, a "Change in Control" shall be deemed to have occurred if:

         (a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than an existing shareholder, becomes the beneficial owner (as defined in Rule 13-d) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities; or

         (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by


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shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

8.       CERTAIN CORPORATE CHANGES
         -------------------------

         (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least 10 days prior to the effective date of such event, the Company shall give each Optionee with any outstanding Stock Options written notice of such event. Each such Optionee shall thereupon have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options),within 10 days after such written notice is sent by the Company or to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

         (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Optionee with any outstanding Stock Options written notice of such event. If such notice is given, each such Optionee shall thereupon have the right to exercise some or all of any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within ten days after such written notice is sent by the Company or to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

9.       AMENDMENT AND TERMINATION OF THE PLAN
         -------------------------------------

         (a) Amendment. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Optionee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company, and provided, further, that the Board shall not amend the Plan without shareholder approval if such amendment would cause the Plan or any Stock Option, or the exercise of any right under the Plan to fail to comply with the requirement of Rule 16b-3 under the Exchange Act.

         (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.


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       (c) Termination and Amendment of Outstanding Stock Options. A
termination or amendment of the Plan that occurs after a Stock Option is made shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Committee acts under Section 17(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under
Section 17(b) hereof or may be amended by agreement of the Company and the Optionee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns.

10.      FUNDING OF THE PLAN
         -------------------

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Option under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

11.      RIGHTS OF OPTIONEES
         -------------------

         Nothing in this Plan shall entitle any employee, consultant or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other governmental rights.

12.      NO FRACTIONAL SHARES
         --------------------

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.      WITHHOLDING OF TAXES
         --------------------

         The Optionee or other person receiving shares of Company Stock upon the exercise of a Stock Option shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options or the Company shall have the right to deduct from other wages paid to the employee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option, if then authorized by the Committee and applicable law) the amount of any withholding due with respect to such Stock Options.


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14.      REQUIREMENTS FOR ISSUANCE OF SHARES
         -----------------------------------

         No Company Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any employee hereunder on such employee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares shall be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

15.      HEADINGS
         --------

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.      EFFECTIVE DATE
         --------------

         Subject to the approval of the Company's shareholders, this Plan shall be effective as of September 1, 1998.

17.      MISCELLANEOUS
         -------------

         (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock option granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

         (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Stock Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.


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

         (c) Ownership of Stock. An Optionee or Successor Optionee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

         (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

         (e) Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Grant thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.



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